Exhibit 99.9

                          NOMINEE HOLDER CERTIFICATION

                               RIGHTS OFFERING BY
                            HUDSON TECHNOLOGIES, INC.
                           OF NON-TRANSFERABLE RIGHTS
                             EXERCISABLE TO PURCHASE
                                  COMMON SHARES

To the Subscription Agent:

      The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record _______________ shares of common stock, par value $.01 per share ("Common Stock"), of Hudson Technologies, Inc. ("Hudson") on behalf of _______________ beneficial owners as of the close of business on August 1, 2003 (the "Record Date"), for the offering by Hudson of shares of Common Stock pursuant to the exercise of non-transferable subscription rights (the "Rights") being distributed to record holders of shares of Common Stock, all as described in the prospectus of Hudson dated August __, 2003 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right is being distributed for each share of Common Stock held of record as of 5:00 p.m., New York time, on the Record Date. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing.

      The undersigned hereby further certifies:

      (1) the undersigned has exercised the number of Rights specified below pursuant to the basic subscription right (as described in the Prospectus) and pursuant to the over-subscription privilege (as described in the Prospectus), on behalf of beneficial owners of Rights listing separately below such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner); and

      (2) each such beneficial owner's basics subscription privilege has been exercised in full if it is exercising its over-subscription privilege.

    NUMBER OF SHARES OWNED ON THE          RIGHTS EXERCISED PURSUANT TO BASIC            SHARES PURSUANT TO
             RECORD DATE                           SUBSCRIPTION RIGHT                OVER-SUBSCRIPTION PRIVILEGE

    ---------------------------          ------------------------------------          -----------------------

    ---------------------------          ------------------------------------          -----------------------

    ---------------------------          ------------------------------------          -----------------------

    ---------------------------          ------------------------------------          -----------------------

    ---------------------------          ------------------------------------          -----------------------

      The undersigned agrees to provide the subscription agent with such additional information as the subscription agent deems necessary to verify the foregoing.

                              -----------------------------------
                              Name of Record Holder

                              By:
                                 --------------------------------

                                 Name:
                                      ---------------------------

                                 Title:
                                       --------------------------

                                 Address:
                                         ------------------------

                                 Telephone Number:
                                                  ---------------

                              Date:                              ,   2003
                                   ------------------------------